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                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Easco, Inc. and Subsidiaries on Form S-8 of our report dated February 18, 1997, incorporated by reference in the Annual Report on Form 10-K of Easco, Inc. for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP
Cleveland, Ohio
April 3, 1997